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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 16, 2004

                             BOSTON BIOMEDICA, INC.
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             (Exact Name Of Registrant As Specified In Its Charter)

                                  MASSACHUSETTS
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                 (State or Other Jurisdiction of Incorporation)

             0-21615                                    04-2652826
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     (Commission File Number)              (I.R.S. Employer Identification No.)

 375 West Street, West Bridgewater, MA                    02379
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(Address of Principal Executive Offices)               (Zip Code)

                                 (508) 580-1900
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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  ITEM 5.      OTHER EVENTS.

         On April 16, 2004, Boston Biomedica, Inc. ("BBI") announced that it has signed an Asset Purchase Agreement (the "Asset Purchase Agreement") to sell substantially all of the assets and selected liabilities of its BBI Diagnostics and BBI Biotech Divisions to SeraCare Life Sciences, Inc. ("SeraCare") of Oceanside, California (the "Asset Sale"). The purchase price is $30 million in cash, plus the assumption of certain liabilities, and is subject to adjustment at closing based on the value of the net assets being sold. Of the $30.0 million purchase price, $2.5 million will be held in escrow for a period of 18 months following the closing.

         The closing, which is expected to occur by August 15, 2004, is subject to a number of conditions, including the approval of the transaction by BBI stockholders and SeraCare's receipt of sufficient financing to complete the transaction. SeraCare expects to finance the transaction primarily with debt, along with some equity financing, and has agreed to use commercially reasonable efforts to obtain the financing between now and August 15, 2004.

         On April 16, 2004, SeraCare entered into voting agreements (the "Voting Agreements") with each of Mr. Richard T. Schumacher, BBI's founder and a Director, and Mr. Richard Kiphart, his daughter and Shoreline Micro-Cap Fund I LP, a fund of which Mr. Kiphart serves as general partner and has the sole power to vote and dispose or direct the disposition of shares held by such fund. Under the Voting Agreements, these stockholders, who collectively hold an aggregate of approximately 32% of BBI's total outstanding shares entitled to vote at the stockholders meeting, have agreed to vote their shares in favor of the Asset Sale in accordance with the Voting Agreements.

         The foregoing description of the Asset Purchase Agreement and Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement attached hereto as Exhibit 1 and the Voting Agreements attached hereto as Exhibits 2 and 3, each of which is incorporated herein by reference.

         BBI has amended its shareholder Rights Agreement to provide that none of the following events will trigger the rights under that agreement: (i) the execution and delivery of the Asset Purchase Agreement, (ii) the execution of the Voting Agreements, (iii) the granting of proxies to vote common stock of BBI by each of Richard T. Schumacher and Richard Kiphart (together with his related parties) to SeraCare pursuant to the Voting Agreements, and (iv) the completion of the transactions under the Asset Purchase Agreement and the taking of actions under the Voting Agreements. The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to Rights Agreement attached hereto as
Exhibit 4, which is incorporated herein by reference.

         Simultaneously with the announcement of the Asset Sale, BBI stated its intention to commence a tender offer to purchase up to 6,000,000 shares of its common stock at a price of $3.50 per share shortly following the completion of the Asset Sale. BBI expects to use up to $21.0 million of the after-tax net proceeds from the Asset Sale to purchase shares of its common stock tendered in the tender offer. The remaining net proceeds from the Asset Sale, after taxes and including any portion of

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the escrow released to BBI and an additional amount estimated between $1.0 and
$2.0 million, are expected to be used for working capital for BBI's pressure cycling technology activities.

         Boston Biomedica also announced on April 16, 2004 that it entered into a non-binding Letter of Intent ("LOI") to sell the assets and selected liabilities of its BBI Source Scientific Division (BBI's California-based Instrumentation Division) to an entity to be jointly owned 70% by Mr. Richard W. Henson and Mr. Bruce A. Sargeant and 30% by BBI. Mr. Henson and Mr. Sargeant are medical instrument executives with many years of experience in the instrumentation field. The LOI calls for BBI to receive a 3 year Note for $900,000. The LOI also calls for the new instrumentation company to provide engineering, manufacturing and other related services for BBI's pressure cycling technology products until September 30, 2005.

         The press release issued by BBI with respect to the announcement of the above-described transactions is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

IMPORTANT INFORMATION REGARDING PROPOSED ASSET SALE

Boston Biomedica will be filing relevant documents in connection with the proposed sale of assets to SeraCare with the SEC, including a proxy statement. Boston Biomedica will mail the proxy statement to its stockholders in connection with the proposed transaction. You should read the proxy statement and any other relevant documents that are filed with the SEC when they become available because they will contain important information. You may obtain the proxy statement and any other relevant documents that are filed with the SEC when they become available on the SEC's website at www.sec.gov. Please contact the Company if you would like to receive the proxy statement and other related documents at no charge when they become available. You may call BBI at (508) 580-1900 or write to the Company at: Boston Biomedica, Inc., 375 West Street, West Bridgewater, MA 02379.

IMPORTANT INFORMATION REGARDING POTENTIAL TENDER OFFER FOLLOWING COMPLETION OF PROPOSED ASSET SALE

This press release does not constitute an offer to buy or the solicitation of an offer to sell shares of Boston Biomedica common stock. Boston Biomedica has not yet commenced the intended tender offer described herein. Boston Biomedica intends to commence a tender offer only if the sale to SeraCare is completed and such tender offer will only be made pursuant to an offer to purchase and related materials filed with the SEC and which will be distributed to stockholders. You should read these documents if and when they become available because they will contain important information about the tender offer. You may obtain the offer to purchase and other relevant documents that are filed with the SEC when they are available on the SEC's website at www.sec.gov. Please contact the Company if you would like to receive the offer to purchase and other related documents at no charge if and when they become available. You may call BBI at (508) 580-1900 or write to the Company at: Boston Biomedica, Inc., 375 West Street, West Bridgewater, MA 02379.

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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 1 Asset Purchase Agreement dated April 16, 2004, by and between the Registrant, BBI Biotech Research Laboratories, Inc. and Seracare Life Sciences, Inc.

Exhibit 2 Voting Agreement, dated April 16, 2004, by and among Richard T. Schumacher and SeraCare Life Sciences, Inc., a California corporation.

Exhibit 3 Voting Agreement, dated April 16, 2004, by and among the Richard Kiphart, Rebecca Kiphart, Shoreline Micro-Cap Fund I LP and SeraCare Life Sciences, Inc., a California corporation.

Exhibit 4      Amendment No. 1 to Rights Agreement, dated as of April 16, 2004

Exhibit 99.1   Press Release of the Registrant dated April 16, 2004.

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* Certain of the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BBI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 16, 2004                BOSTON BIOMEDICA, INC.


                                     By: /s/ Kevin Quinlan
                                        ----------------------------------------
                                        Kevin Quinlan, President, Chief
                                         Operating Officer and Treasurer

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                                  EXHIBIT INDEX

Exhibit 1 Asset Purchase Agreement dated April 16, 2004, by and between the Registrant, BBI Biotech Research Laboratories, Inc. and Seracare Life Sciences, Inc.*

Exhibit 2 Voting Agreement, dated April 16, 2004, by and among Richard T. Schumacher and SeraCare Life Sciences, Inc., a California corporation.

Exhibit 3 Voting Agreement, dated April 16, 2004, by and among the Richard Kiphart, Rebecca Kiphart, Shoreline Micro-Cap Fund I LP and SeraCare Life Sciences, Inc., a California corporation.

Exhibit 4      Amendment No. 1 to Rights Agreement, dated as of April 16, 2004

Exhibit 99.1   Press Release of the Registrant dated April 16, 2004.

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* Certain of the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BBI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.